Exhibit 5.2

22 March 2006

Foster Wheeler Ltd.
c/o Perryville Corporate Park
Clinton, New Jersey 08809-4000
U.S.A.

Dear Sirs

Foster Wheeler Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 21 March 2006 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of: (i) 5,408,717 common shares, par value US$0.01 per share of the Company (the "Common Shares") including 260 common shares, par value US$0.01 issuable upon conversion of the Preferred Shares (as defined herein) (the "Conversion Shares"), (ii) 4 Series B Convertible Preferred Shares, par value US$0.01 per share of the Company (the "Preferred Shares", and together with the Common Shares, the "Shares"), the terms of which Preferred Shares are as set forth in a Certificate of Designation dated 24 September 2004 (the "Certificate of Designation") adopted by authority of the board of directors of the Company (the "Board"), (iii) 400 Class A warrants and 72,988 Class B warrants to purchase common shares of the Company (the "Warrants") issued by the Company pursuant to a warrant agreement between the Company and Mellon Investor Services LLC as warrant agent dated 24 September 2004 (the "Warrant Agreement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), and (iv) 5,951 Common Shares issuable on the exercise of the Warrants (the "Warrant Shares").

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Warrant Agreement. We have also reviewed the memorandum of association and the bye-laws of the Company, a copy of resolutions adopted by the Board on 28 June 2004, 21 September 2004 and 24 September 2004, a copy of resolutions adopted by the shareholders of the Company on 29 November, 2004 (all such board and shareholder resolutions collectively, the "Resolutions") and a copy of the Certificate of Designation, all certified by a Secretary or Assistant Secretary of the Company on 21 March 2006 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. The Registration

Statement, the Certificate of Designation and the Warrant Agreement are referred to herein collectively as the "Documents".

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Warrant Agreement, other than the Company; to enter into and perform its respective obligations under the Warrant Agreement, (d) the due execution of the Warrant Agreement by each of the parties thereto, other than the Company; (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (g) that the Resolutions remain in full force and effect and have not been and will not be rescinded or amended, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Warrant Agreement in accordance with its terms, (i) that none of the parties to the Warrant Agreement has carried on or will carry on activities, other than the performance of its obligations under the Warrant Agreement, which would constitute the carrying on of investment business in or from Bermuda and that none of the parties to the Warrant Agreement, other than the Company, will perform its obligations under the Warrant Agreement in or from Bermuda, (j) that on the date of and after entering into the Warrant Agreement and issuing the Shares and the Warrants the Company was, and will be, able to pay its liabilities as they become due, (k) the Board acted in the best interests of the Company in authorizing (X) the entry into and execution on behalf of the Company of the Warrant Agreement, and (Y) the issue of the Shares and the Warrants, (l) that at the time any of the Shares or Warrants were issued, or are transferred, a class of shares of the Company was, and will be (X) listed on an "appointed stock exchange" as defined in the Companies Act 1981 of Bermuda, or (Y) quoted in the "Pink Sheets" (an electronic inter-dealer quotation medium for the buying and selling of securities by market makers and brokers), or (Z) quoted on the OTC Bulletin Board, (m) that the Board has exercised the power to enter into the Warrant Agreement and to issue the Shares and the Warrants for a proper purpose.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidations, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of

Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. On the basis of and subject to the foregoing, we are of the opinion that:

1.	As of 21 March 2006, the Company was duly incorporated and existing under the laws of Bermuda in good standing, meaning solely that it had not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

2.	Based solely upon a review of the register of members of the Company as of 21 March 2006 prepared by Mellon Investor Services LLC, the branch registrar of the Company, and if issued for an amount equal to at least the par value thereof, the Shares (other than the Conversion Shares) are, and when and if issued on the terms set forth in the Certificate of Designation and in the Warrant Agreement the Conversion Shares and the Warrant Shares, respectively, will be, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Company has taken all corporate action required to authorize its execution, delivery and performance of the Warrant Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Enforcement of Civil Liabilities" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. King & Spalding LLP may rely on paragraph 3 of this opinion for purposes of their opinion filed as Exhibit 5.1 to the Registration Statement.

Yours faithfully
/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN